                                                                     Exhibit 4.1

                         VENCOR 2000 STOCK OPTION PLAN

1.  Purpose of the Plan
    -------------------

          The purpose of the Vencor 2000 Stock Option Plan (the "Plan") is to promote the interests of the Company and its stockholders by providing the key employees and consultants of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or Affiliate and to improve the growth and profitability of the Company.

2.  Definitions
    -----------

          As used in this Plan, the following capitalized terms shall have the following meanings:

        (a)    "Affiliate" shall mean any of Vencor, Inc.'s direct or indirect
                ---------
subsidiaries within the meaning of Section 424 of the Code.

        (b)    "Board" shall mean the Board of Directors of the Company or any
                -----
duly elected Committee thereof.

        (c)    "Cause", when used in connection with the termination of a
                -----
Participant's employment with the Company, shall mean (i) dishonesty; (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis; (iii) failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his duties for the Company or any of its subsidiaries or affiliates, unless the Participant has an existing Permanent Disability; (iv) deliberate misconduct that is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Participant that such conduct was in the best interests of the Company; or (v) conviction of or plea of nolo contendere
                                                               ---------------
to a crime involving moral turpitude.


        (d)    "Change in Control" shall mean any one of the following events:
                -----------------

                  (i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1)b)(i) thereunder) (an "Acquiring
                                                               ---------
Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3
------
promulgated under the Exchange Act (a "Beneficial Owner"), directly or
                                       ----------------
indirectly, of securities of Vencor, Inc. representing 50% or more of the combined voting power of Vencor, Inc.'s then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

                  (ii) Vencor, Inc.'s stockholders approve an agreement to merge or consolidate Vencor, Inc. with another corporation, or an agreement providing for the sale of substantially all of the assets of Vencor, Inc. to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, Vencor, Inc.;

                  (iii) during any two-year period, commencing after the Effective Date, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the "Incumbent Directors") cease to constitute a majority thereof for any reason; provided, however, that a
                                                       --------  -------
director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

                  (iv) the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not Affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

        (e)    "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----
        (f)    "Commission" shall mean the U.S. Securities and Exchange
                ----------
Commission.

        (g)    "Committee" shall mean the Executive Compensation Committee of
                ---------
the Board or such other committee as the Board shall appoint from time to time.

        (h)    "Common Stock" shall mean the common stock of Vencor, Inc., par
                ------------
value $ 0.25 per share.

        (i)    "Company" shall mean Vencor, Inc. and any of its Affiliates.
                -------

        (j)    "Disability" shall mean a physical or mental condition that
                ----------
entitles the Participant to benefits under the Company's long-term disability plan. For purposes of this Plan, a Participant's employment shall be deemed to have terminated as a result of Disability on the date as of which he is first entitled to receive disability benefits under such policy.

        (k)    "Effective Date" shall mean the date on which the Company's
                --------------
bankruptcy plan is confirmed by the United States Bankruptcy Court for the District of Columbia.

        (l)    "Eligible Employee" shall mean (i) any Employee (whether or not a
                -----------------
director) who is a key executive of the Company, or (ii) certain other Employees, advisors or consultants who, in the judgment of the Committee, should be eligible to participate in the Plan due to the services they perform on behalf of the Company; provided such persons render or have rendered bona fide
                       --------
services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction or as a market maker or promoter of the Company's securities) to the Company. An advisor or consultant may be selected as an Eligible Employee only if such person's participation in this Plan would not adversely affect (a) the Company's eligibility to use Form S-8 to register under the Securities Act the offering of shares issuable under this Plan by the Company, or (b) the Company's compliance with any other applicable laws.

        (m) "Employment" shall mean employment with the Company and shall include the provision of services as a consultant for the Company. "Employee"
                                                                    --------
and "Employed" shall have correlative meanings.
     --------

        (n)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
amended.

        (o)    "Exercise Date" shall have the meaning set forth in Section 4.10
                -------------
herein.

        (p)    "Exercise Notice" shall have the meaning set forth in Section
                ---------------
4.10 herein.

        (q)    "Exercise Price" shall mean the price that the Participant must
                --------------
pay under the Option for each share of Common Stock as determined by the Committee for each Grant and specified in the Stock Option Grant Agreement.

        (r)    "Fair Market Value" shall mean, as of any date, (A) the average
                -----------------
of the high and low sales prices on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (B) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System, or in the over-the-counter market or (C) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. ("NASD") selected by the Committee. The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Committee in good faith to reflect the fair market value of a share of Common Stock.

        (s)    "Financing Restriction" shall mean a restriction contained in any
                ---------------------
guarantee, financing or security agreement or document entered into by the Company or its Affiliates that restricts or prohibits the redemption of the Option(s).

        (t)    "Grant" shall mean a grant of an Option under the Plan evidenced
                -----
by a Stock Option Grant Agreement.

        (u)    "Grant Date" shall mean the Grant Date as defined in Section 4.3
                ----------
herein.

        (v)    "Incentive Stock Option" shall mean an Option that is intended to
                ----------------------
qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

        (w)    "Non-Qualified Stock Option" shall mean an Option that is not an
                --------------------------
"incentive stock option" within the meaning of Section 422 of the Code.

        (x)    "Option" shall mean the option to purchase Common Stock granted
                ------
to any Participant under the Plan. Each Option granted hereunder shall be identified as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be, in the Stock Option Grant Agreement by which it is evidenced.

        (y)    "Option Spread" shall mean, with respect to an Option, the
                -------------
excess, if any, of the Fair Market Value of a share of Common Stock as of the applicable Valuation Date over the Exercise Price.

        (z)    "Participant" shall mean an Eligible Employee to whom a Grant of
                -----------
an Option under the Plan has been made, and, where applicable, shall include Permitted Transferees.

        (aa)   "Permitted Transferee" shall have the meaning set forth in
                --------------------
Section 4.6.

        (bb)   "Person" shall mean an individual, partnership, corporation,
                ------
limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        (cc)   "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended.

        (dd)   "Stock Option Grant Agreement" shall mean an agreement entered
                ----------------------------
into by each Participant and the Company evidencing the Grant of each Option pursuant to the Plan (a form of which is attached hereto as Exhibit A).

        (ee)   "Transfer" shall mean any transfer, sale, assignment, gift,
                --------
testamentary transfer, pledge, hypothecation or other disposition of any interest. "Transferee" and "Transferor" shall have correlative meanings.
           ----------       ----------

        (ff)   "Trading Day" shall mean any day on which the New York Stock
                -----------
Exchange is open for trading.

        (gg)   "Valuation Date" shall mean (i) prior to the existence of a
                --------------
Public Market for the Common Stock, the last day of each calendar quarter, or
(ii) on or after the existence of a Public Market for the Common Stock, the trading date immediately preceding the date of the relevant transaction.

        (hh)   "Vesting Date" shall mean the date an Option becomes exercisable
                ------------
as defined in Section 4.4 herein.

3.  Administration of the Plan
    --------------------------

          The Committee shall administer the Plan. No member of the Committee shall participate in any decision that specifically affects such member's interest in the Plan.

          3.1 Powers of the Committee. In addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to determine to which of the Eligible Employees Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine the number of shares of Common Stock subject to each such Grant; (c) to prescribe the form of any instrument evidencing a Grant; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Grants; and (f) to make all other determinations necessary or advisable for the administration of the Plan.

          3.2 Determinations of the Committee. Any Grant, determination, prescription or other act of the Committee made in good faith shall be final and conclusively binding upon all persons.

          3.3 Indemnification of the Committee. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was a member of the Committee to the extent such criminal or civil action or proceeding relates to the Plan.

          3.4 Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Options, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. The Company shall use its reasonable efforts to comply with any such law, regulation or requirement with respect to the issuance and delivery of such certificates. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements.

          3.5 Inconsistent Terms. In the event of a conflict between the terms of the Plan and the terms of any Stock Option Grant Agreement, the terms of the Stock Option Grant Agreement shall govern.

          3.6 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company.

          3.7 Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

4.  Options
    -------

          Subject to adjustment as provided in Section 4.13 hereof, the Committee may grant to Participants Options to purchase shares of Common Stock of the Company which, in the aggregate, do not exceed 600,000 shares of Common Stock (the "Share Limit"); and which, with respect to each Participant, do not
            -----------
exceed an aggregate of 150,000 shares of Common Stock granted in any calendar year. The Participants to whom Options shall be granted and the number of shares of Common Stock subject to the each Option shall be recommended by the Chief Executive Officer of Vencor, Inc. for approval by the Committee. Shares of Common Stock subject to outstanding Options shall be reserved for issuance. No Option may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of shares of Common Stock issuable at any time pursuant to such Option, plus (b) the number of shares of Common Stock that have previously been issued pursuant to Options granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations, plus (c) the maximum number of shares of Common Stock that may be issued at any time after such date of grant pursuant to Options that are outstanding on such date, does not exceed the Share Limit. Shares of Common Stock that are subject to or underlie Options that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, will again, except to the extent prohibited by law or the terms of this Plan, be available for subsequent Option grants under this Plan. Accordingly, shares of Common Stock issued pursuant to the terms hereof (including shares of Common Stock offset in satisfaction of applicable withholding taxes or the exercise price of an Option) in respect of an Option shall reduce on a share-for-share basis the number of shares of Common Stock remaining available under this Plan and the number of shares remaining subject to the Option.

          The Committee shall grant Options with respect to all 600,000 shares available for grant under the Plan on or prior to the 31st Trading Day following the Effective Date.

          4.1 Identification of Options. The Options granted under the Plan shall be clearly identified in the Stock Option Grant Agreement as Incentive Stock Options or Non-Qualified Stock Options, as the case may be.

          4.2 Exercise Price. The Exercise Price of Options granted under the Plan shall be such price as is determined by the Committee; provided that such
                                                            --------
Exercise Price may not be less than the minimum price required by law. The Exercise Price of Options granted on or prior to the 31st Trading Day following the Effective Date shall be the Fair Market Value of Common Stock on the Grant Date.

          4.3 Grant Date. The Grant Date of the Options shall be the date designated by the Committee and specified in the Stock Option Grant Agreement as of the date the Option is granted.

          4.4 Vesting Date of Options. Each Option shall vest and become exercisable in equal annual portions over three years or as otherwise determined by the Committee and set forth in the Participant's Stock Option Grant Agreement. Notwithstanding the foregoing, in the event of a Change in Control, each Option shall immediately become fully exercisable.

          4.5 Expiration of Options. With respect to each Participant, such Participant's Option(s), or portion thereof, which have not become exercisable shall expire on the date such Participant's Employment is terminated for any reason. With respect to each Participant, each Participant's Option(s), or any portion thereof, which have become exercisable on the date such Participant's Employment is terminated shall expire on the earlier of (i) the commencement of business on the date the Participant's Employment is terminated for Cause; (ii) ninety (90) days after the date the Participant's Employment is terminated for any reason other than for Cause or on account of death or Disability; (iii) one year after the date the Participant's Employment is terminated by reason of death or Disability; or (iv) the 5th anniversary of the Grant Date for such Option(s).

          4.6 Limitation on Transfer. Unless otherwise provided in the Stock Option Grant Agreement, during the lifetime of a Participant, each Option shall be exercisable only by such Participant and are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, pledge, encumbrance or charge. Upon the death of the Participant, such Participant's Option(s) shall be transferrable to his beneficiaries or his estate (a

"Permitted Transferee").  Notwithstanding anything to the contrary herein,
---------------------
Incentive Stock Options will be subject to any and all transfer restrictions under the Code applicable to such awards as necessary to maintain the intended tax consequences of such Incentive Stock Options.

          4.7 Condition Precedent to Transfer of Any Option. It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee, if not already a Participant in the Plan, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan and the Stock Option Grant Agreement as if he had been an original signatory thereto.

          4.8 Effect of Void Transfers. In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

          4.9 Exercise of Options. A Participant may exercise any or all of his vested Options by serving an Exercise Notice on the Company as provided in
Section 4.10 hereto.

          4.10 Method of Exercise. The Option shall be exercised by delivery of written notice to the Company's principal office (the "Exercise Notice"), to
                                                          ---------------
the attention of its Secretary, no less than three (3) business days in advance of the effective date of the proposed exercise (the "Exercise Date"). Such
                                                     -------------
notice shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant, and (c) if the Option is being exercised by the Participant's Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Stock Option Grant Agreement as if they had been original signatories thereto. The Exercise Notice shall include (i) payment in cash (or cash equivalents) for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice, (ii) a certificate representing the number of shares of Common Stock with a Fair Market Value equal to the Exercise Price (provided the Participant has owned such shares at least six months prior to the Exercise Date) multiplied by the number of shares of Common Stock specified in such Exercise Notice, or (iii) a combination of (i) and (ii) or any method otherwise approved by the Committee. In addition, the Exercise Notice shall include payment in cash in an amount equal to the applicable withholding taxes, if any (for example, no withholding may be due if the Option is an Incentive Stock Option), based on the Option Spread for each share of Common Stock specified in the Exercise Notice as of the most recent Valuation Date unless the Participant requests, in writing, that the Company withhold a portion of the shares that are to be distributed to the Participant to satisfy the applicable federal, state and local withholding taxes incurred in connection with the exercise of the Option (the "Withholding Request"). The
                                                 -------------------
Committee, in its sole discretion, will either grant or deny the Withholding Request and shall notify the Participant of its determination prior to the Exercise Date. If the Withholding Request is denied, the Participant shall pay an amount equal to the applicable withholding taxes, if any, based on the Option Spread for each share of Common Stock specified in the Exercise Notice as of the most recent Valuation Date on or before such Exercise Date. The Committee may, in its discretion, permit Participants to make the above-described payments in forms other than cash. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Options.

          4.11 Certificates of Shares. Upon the exercise of the Options in accordance with Section 4.10, certificates of shares of Common Stock shall be issued in the name of the Participant and delivered to such Participant or the ownership of such shares shall be otherwise recorded in a book-entry or similar system utilized by the Company as soon as practicable following the Exercise Date. Such certificates may include such legends as the Committee may determine are appropriate in light of applicable Federal or state securities laws or the requirements of any exchange.

          4.12  Administration of Options.

          (a) Termination of the Options. The Committee may, at any time, in its absolute discretion, without amendment to the Plan or any relevant Stock Option Grant Agreement, terminate the Options then outstanding, whether or not exercisable, provided, however, that the Company, in full consideration of such termination, shall pay with respect to any Option, or portion thereof, then outstanding, an amount equal to the Black-Scholes value of such Option, or portion thereof, determined based on the assumptions used for purposes of the Company's then most recent proxy statement or, if not so used based on assumptions determined by the Committee. Such payment shall be made as soon as practicable after the payment amounts are determined.

          (b) Amendment of Terms of Options. The Committee may, in its absolute discretion, amend the Plan or terms of any Option, provided, however, that any such amendment shall not materially adversely affect any Participants' rights under the Plan or such Option without such Participant's written consent.

          4.13  Adjustment Upon Changes in Company Stock.

          (a) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall, in its absolute discretion, make such adjustments with respect to the number of shares of Common Stock subject to the Options and the exercise price per share of Common Stock, as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

          (b) Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Options outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Option would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Options shall not be affected by such transaction).

          (c) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property for which the stock underlying such Options are exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the options or stock appreciation rights, or the number of shares or amount of property subject to the options or stock appreciation rights or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Options as the Committee may consider appropriate to prevent dilution or enlargement of rights.

          (d) Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.13(a), (b) or (c) hereof, the Committee shall, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the Exercise Price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

          (e) No Other Rights. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Options or the exercise price of such Options.

5.  Miscellaneous
    -------------

          5.1 Rights as Stockholders. The Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners of such shares. Except as otherwise expressly provided in Sections 4.12 and 4.13 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

          5.2 No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

          5.3 No Obligation to Exercise. The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

          5.4 Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

          If to the Participant:

          To the address shown on the Stock Option Grant Agreement.


          If to the Company:

          Vencor, Inc.
          One Vencor Place
          680 South Fourth Avenue
          Louisville, KY  40202

          Attention: Secretary

or to such other address as any party may have furnished to the other in writing in accordance herewith.

          5.5 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

          5.6 Documents. Descriptive material relating to the Plan shall not be considered a part of the Plan, and in the event of any conflict between such descriptive material and the Plan, the text of the Plan shall govern.

          5.7 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

          5.8 Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to principles of conflicts of law that would require the application of the laws of another jurisdiction.

Exhibit "A"
-----------

                         STOCK OPTION GRANT AGREEMENT

          THIS AGREEMENT, made as of this ___th day of _________ 2001 between Kindred Healthcare, Inc. (the "Company") and ___________________ (the
                               -------
"Participant").
------------

          WHEREAS, the Company has adopted and maintains the 2000 Stock Option Plan (the "Plan") to promote the interests of the Company and its Affiliates and
           ----
stockholders by providing the Company's key employees and others with an appropriate incentive to encourage them to continue in the employ of the Company or its affiliates and to improve the growth and profitability of the Company;

          WHEREAS, the Plan provides for the Grant to Participants in the Plan of Incentive Stock Options or Non-Qualified Stock Options to purchase shares of Common Stock of the Company.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

          1.   Grant of Options.  Pursuant to, and subject to, the terms and
               ----------------
conditions set forth herein and in the Plan, the Company hereby grants to the Participant [an incentive stock option] [a non-qualified stock option] (the

"Option") with respect to ______ shares of Common Stock of the Company.
-------

          2.   Grant Date.  The Grant Date of the Option hereby granted is
               ----------
______, 2001.

          3.   Incorporation of Plan.  All terms, conditions and restrictions of
               ---------------------
the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Board, shall govern. All capitalized terms used and not defined herein shall have the meanings given to such terms in the Plan.

          4.   Exercise Price.  The exercise price of each share underlying the
               --------------
Option hereby granted is $___________.

          5.   Vesting Date.  The Option shall become exercisable as follows:
               ------------
Approximately one-third of the Option shall become exercisable on each of the first, second and third anniversaries of the Grant Date; provided that, the
                                                         -------- ----
number of shares to become exercisable on any Vesting Date shall be rounded up to the nearest share, but in no event shall more than 33.34 percent of the shares underlying the Option become exercisable in any year, nor shall more than the total number of shares underlying the Option become exercisable in the aggregate. Notwithstanding the foregoing, in the event of a Change in Control, the Option shall immediately become fully exercisable.

          6.  Expiration Date.  Subject to the provisions of the Plan, with
              ---------------
respect to the Option or any portion thereof which has not become exercisable, the Option shall expire on the date the Participant's Employment is terminated for any reason, and with respect to any Option or any portion thereof which has become exercisable, the Option shall expire on the earlier of (i) the commencement of business on the date the Participant's Employment is terminated for Cause; (ii) ninety (90) days after the date the Participant's Employment is terminated for any reason other than for Cause or on account of death or Disability; (iii) one year after the date the Participant's Employment is terminated by reason of death or Disability; or (iv) the 5th anniversary of the Grant Date.

          7.  Construction of Agreement.  Any provision of this Agreement (or
              -------------------------
portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company's forbearance or failure to take action.

          8.  Delays or Omissions.  No delay or omission to exercise any right,
              -------------------
power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

          9.  Limitation on Transfer.  During the lifetime of the Participant,
              ----------------------
the Option shall be exercisable only by the Participant. The Option shall not be assignable or transferable other than by will or by the laws of descent and distribution.

          10.  Integration.  This Agreement, and the other documents referred to
               -----------
herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

          11.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          12.  Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

          13.  Participant Acknowledgment.  The Participant hereby acknowledges
               --------------------------
receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Agreement and the Option shall be final and conclusive.


          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

                         Kindred Healthcare, Inc.

                         _____________________________
                         By:
                         Title:

                         _____________________________


                                      14